Exhibit 99.2
Fifth Supplementary Bidder’s Statement for the Offer by Magellan Petroleum Corporation (ARBN 117 452 454) to acquire all the Shares it does not already own in Magellan Petroleum Australia Limited (ACN 009 728 581) — 21 April 2006

LETTER FROM THE CHAIRMAN OF MAGELLAN PETROLEUM CORPORATION
Dear MPAL Shareholder,
“Magellan Offer Extended"
1. Magellan reaches 80% of MPAL
Magellan’s Relevant Interest in MPAL now stands at 85.23 with over 430 MPAL Shareholders having accepted Magellan’s Offer.
As notified to the market on 12 April, Magellan’s Offer is UNCONDITIONAL. If you have not already accepted you should consider doing so now, as this is Magellan’s FINAL Offer. Those who have accepted the Offer will be receiving the Offer Consideration shortly.
2. Extension of Offer Period
To provide MPAL Shareholders with extra time to send in their acceptances, Magellan has extended its Offer closing date to 12 May 2006.
Shareholders can use Acceptance Forms which were sent with the Original Offer in December 2005, or the replacement Forms which were mailed to Shareholders on 24 February 2006. If MPAL Shareholders have any questions in relation to the Offer, they should call the information line on 1300 551 398 if calling within Australia, or +61 3 9415 4303 if calling from outside Australia.
3. Magellan Listing Date on ASX
Magellan expects to be admitted to the ASX Official List and for its Shares (represented by CDIs) to be quoted next week once final administrative matters are cleared with the ASX. A date will be announced when confirmed. Magellan’s ASX code is MGN.
Yours sincerely
Walter McCann
Chairman

This document is a supplementary bidder’s statement, dated 21 April 2006, given pursuant to Division 4 of Part 6.5 of the Corporations Act 2001 in compliance with the requirements of Section 645 of the Corporations Act.
It is the Fifth Supplementary Bidder’s Statement (“Fifth Supplementary Bidder’s Statement") prepared by Magellan Petroleum Corporation (“Magellan”) in relation to the Offer from Magellan to acquire all the ordinary shares it does not already own in Magellan Petroleum Australia Limited (“MPAL”) contained in Appendix A of Magellan’s Bidder’s Statement dated 29 November 2005 (“Original Bidder’s Statement”).
This Fifth Supplementary Bidder’s Statement supplements, and should be read together with, the Original Bidder’s Statement, the First Supplementary Bidder’s Statement dated 24 January 2006, the Second Supplementary Bidder’s Statement dated 24 February 2006, the Third Supplementary Bidder’s Statement dated 9 March 2006, and the Fourth Supplementary Bidder’s Statement dated 23 March 2006.
Defined terms used in this Fifth Supplementary Bidder’s Statement are capitalised and have the meaning given to them in Section 12 of the Original Bidder’s Statement.

This Fifth Supplementary Bidder’s Statement will prevail to the extent of any inconsistency with the Original Bidder’s Statement, and all supplementary bidder’s statements.
ASIC CLASS ORDER 01/1543
As permitted by Class Order 01/1543, this Fifth Supplementary Bidder’s Statement contains statements which are made, or based on statements made, in documents lodged with ASIC or ASX. The Class Order permits certain statements to be included in this Fifth Supplementary Bidder’s Statement without the consent of the person to whom the statement was attributed where the statement was made in a document lodged with ASIC or ASX.
Pursuant to the Class Order, Magellan will make available a copy of the following documents (or extracts from those documents), free of charge to MPAL Shareholders who request it during the Offer Period: MPAL’s Target Statement, MPAL’s First Supplementary Target’s Statement, MPAL’s Second Supplementary Target’s Statement, MPAL’s Third Supplementary Target’s Statement and MPAL’s Fourth Supplementary Target’s Statement.
SECTION 650D NOTICE
Magellan hereby gives notice under Section 650D of the Corporations Act that it varies the Offer contained in Appendix A of the Original Bidder’s Statement by extending the period during which the Offer will remain open by a further period so that the Offer will now close at 7.00pm (Sydney time) on 12 May 2006. Accordingly, the Original Bidder’s Statement is hereby amended by replacing all references to “21 April 2006” in the Offer (which were inserted into the Offer by the Fourth Supplementary Bidder’s Statement) with references to “12 May 2006”.
APPROVAL OF FIFTH SUPPLEMENTARY BIDDER’S STATEMENT AND SECTION 650D NOTICE
This Fifth Supplementary Bidder’s Statement and the notice pursuant to Section 650D of the Corporations Act herein are each dated 21 April 2006, and have each been approved by unanimous resolutions passed by all of the Directors.
Signed for and on behalf of Magellan Petroleum Corporation

Walter J. McCann	Donald V. Basso
Chairman	Director

Timothy L. Largay	Ronald P. Pettirossi
Director	Director
A copy of this Fifth Supplementary Bidder’s Statement and the notice pursuant to Section 650D of the Corporations Act herein were lodged with ASIC and sent to MPAL on 20 April 2006. Neither ASIC nor any of its officers takes any responsibility as to the contents of this Fifth Supplementary Bidder’s Statement or the notice pursuant to Section 650D of the Corporations Act herein. The fact that ASX may admit Magellan to its official list is not to be taken in any way as an indication of Magellan’s merits.

This document contains important information and requires your immediate attention. If you are in any doubt as to how to deal with this document, you should consult your broker or your legal, financial or other professional adviser as soon as possible. If you have any queries about this document, the Offer or how to accept the Offer, or require a copy of any of the above documents, please call the shareholder information line on 1300 551 398 (within Australia) or +61 3 9415 4303 (outside Australia). In accordance with legal requirements, calls to these numbers will be recorded.